EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into on this 18th day of December, 1992, by and between PLM INTERNATIONAL, INC. ("Employer") and Douglas P. Goodrich ("Employee").

         WHEREAS, the Executive Committee of the Board of Directors deems it in the best interest of the shareholders of the Employer to maintain a continuity of management, and retain an experienced, successful and proven management team; and

          WHEREAS, Douglas P. Goodrich has accepted the appointment of the Board of Directors to the position(s) of President, PLM Railcar Management Services, Inc.;

                               W I T N E S S E T H

         That in consideration of the covenants, duties, terms and conditions hereinafter set forth, the parties hereto agree as follows:

         1. Services. Employer hereby engages the exclusive services of Employee as President, PLM Railcar Management Services, Inc., with his powers and duties in that capacity to be determined by Employer's Board of Directors, and Employee hereby agrees to perform such services on the terms and conditions herein contained and to abide by all rules and regulations for the conduct of the Employee that are now or may hereafter be established by Employer. In connection with this Agreement, Employee shall be based at the principal executive offices of Employer or at such location as may be designated from time to time by the Board of Directors of Employer, except for required travel on Employer's business to an extent substantially consistent with present business travel obligations.

         2. Employment Term. The term of this Agreement shall commence on the date hereof (the "Commencement Date"), and shall continue for three (3) year(s) (the "Original Term") unless terminated pursuant to Sections 10 or 11 of this Agreement. One year from the Commencement Date and each anniversary thereafter, the term of this Agreement shall be automatically extended one (1) additional year unless prior to such anniversary of the Commencement Date, the Employer shall have delivered to the Employee notice of a determination made pursuant to
Section 10.1(C) of this Agreement, or Employee shall have delivered to the Employer written notice that the term of this Agreement shall not be extended.


         3.       Compensation.

                  3.1 Employer shall pay to Employee as full compensation for all services performed, the sum of one hundred twenty-five thousand dollars ($125,000) per year (or such higher amount as may be agreed to by Employer and Employee from time to time)(the original amount or the adjusted amount, if applicable, being the "Base Salary") payable in equal semimonthly installments. Employee's compensation may be adjusted from time to time, but it may not be reduced below the Base Salary without the Employee's prior written consent.

                  3.2 Employer may deduct and withhold from all payments to be made to Employee hereunder the amounts required or permitted to be deducted or withheld pursuant to any provisions of any present or future applicable law or regulation, together with the right and authority to pay any such deductions or withholdings over to any party entitled to the same pursuant to the provisions of any such law or regulation.

         4. Bonus. The Employee shall be eligible to participate in any bonus or incentive compensation plan for which Employee or other senior executives of Employer may reasonably expect to participate (the "Incentive Compensation Plan"). To the extent not otherwise determined pursuant to the Incentive Compensation Plan, the Board of Directors shall have the sole discretion to determine the amount of such bonus, or incentive compensation, if any.

         5. Other Benefits. Employer shall maintain in full force and effect, and Employee shall be entitled to continue to participate in, all of Employer's employee benefit plans and arrangements in effect on the date hereof in which Employee participates; or such other plans or arrangements that would provide Employee with substantially equivalent benefits thereunder (including without limitation each pension and retirement plan and arrangement, supplemental pension and retirement plan and arrangement, stock option plan, life insurance plan and arrangement, health-and-accident plan and arrangement, medical insurance plan and arrangement, disability plan and arrangement, survivor income plan and arrangement, relocation plan and vacation plan) (the "Employee Benefit Plans"); provided, however, that this Section 5 shall not apply to any of Employer's Incentive Compensation Plan(s). Employer shall not make any changes in such plans or arrangements which would adversely affect Employee's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all employees or executives of the Employer and does not result in a proportionately greater reduction in the rights of or benefits to the Employee as compared with any other employee or executive of the Employer. Employee shall be entitled to participate in and receive benefits under any Employee Benefit Plan or arrangement made available by Employer in the future to its employees, executives or key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Employee pursuant to Section 3.1 hereof or pursuant to an Incentive Compensation Plan as provided in Section 4 hereof. Any payments or benefits payable to the Employee hereunder with respect to any calendar year during which Employee is employed by Employer for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is employed; provided, however, benefits or payments payable to Employee under any life insurance plan or arrangement, health-and-accident plan or arrangement or disability plan or arrangement shall be payable on behalf of Employee by Employer for a period of six (6) months after termination of employment hereunder.

         6. Other Interests. Employee shall devote his time and attention solely to the business and interest of Employer, and Employer shall be entitled to all the benefits arising from or incident to Employee's services. During the employment term, Employee shall not, without Employer's written consent, have any interest in any business which conflicts either directly or indirectly with Employer's business, except that Employee may hold an interest not exceeding five percent (5%) in any corporation whose stock is publicly traded.

          7. Confidentiality. It is specifically understood and agreed that some of the Employer's business activities are secret in nature and constitute trade secrets, including but not limited to Employer's "know-how", methods of production and manufacturing, ideas and results of research and development, specifications of equipment and materials, profit margins, planning information, projections, customer and supplier information, reports, analyses, agreements, as well as financial data and reports. All Employer's trade secrets and proprietary information are and shall be the property of Employer, for its own exclusive use and benefit, and Employee agrees that he will hold the same in strictest confidence and will not at any time, either during or after his employment by the Employer, use or permit the use of the same for his own benefit or for the benefit of others unless authorized to do so by the Employer's written consent or by a contract or agreement to which the Employer is a party or by which it is bound.

          8. Services Furnished. During the term of Employee's employment with Employer, Employer shall furnish Employee with office space, secretarial assistance and such other facilities and service as have heretofore been furnished to Employee.

          9. Other Positions. Employee agrees to serve without additional compensation (other than compensation accruing to any other person serving in such capacity), if elected or appointed a director of the Employer or any of its subsidiaries, provided that Employee is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided other directors.

         10. Termination by Employer. Employee's employment hereunder may be terminated by Employer without any breach of this Agreement only under the following circumstances:

                   10.1  If   occurring   prior  to  a  Change  in  Control  (as
hereinafter defined):

                           (A)  Death.  Employee's  employment  hereunder  shall
terminate upon his death.

                           (B)  Disability.   If,  as  a  result  of  Employee's
incapacity due to physical or
mental illness, Employee shall have been absent or substantially absent from his duties hereunder for the entire period of six (6) consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such six month period) shall not have returned to the performance of his duties hereunder on a full time basis, Employer may terminate Employee's employment hereunder. Employee's absence or substantial absence from his duties will be treated as resulting from incapacity due to physical or mental illness if Employee is "totally disabled from his own occupation." Total disability from Employee's own occupation will exist where (1) because of sickness or injury, Employee cannot perform the important duties of his occupation, (2) Employee is either receiving Doctor's Care or has furnished written proof acceptable to Employer that further Doctor's Care would be of no benefit, and (3) Employee does not work at all. Doctor's Care means the regular and personal care of a Doctor which, under the prevailing medical standards, is appropriate for the condition causing the disability.

                          (C)  This  Agreement may be terminated  without cause,
in the sole, absolute and unreviewable discretion of Employer, by written notice made by the President of Employer. Such notice shall state that the President of Employer has determined that it is in the best interests of the Employer or its shareholders to terminate this Agreement and the Employee's employment hereunder.

                   10.2 If occurring subsequent to or resulting from a Change in Control (as hereinafter defined):

                           (A)  Death.  Employee's  employment  hereunder  shall
terminate upon his death.

                           (B)  Disability.   If,  as  a  result  of  Employee's
incapacity due to physical or
mental illness Employee shall have been absent or substantially absent from his duties hereunder for the entire period of six (6) consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such six-month period) shall not have returned to the performance of his duties hereunder on a full time basis, Employer may terminate Employee's employment hereunder. Incapacity due to physical or mental illness will be determined as provided in Section 10.1(B); or

                           (C)  Cause.   Employer   may   terminate   Employee's
employment hereunder for Cause. For
purposes of this Agreement, "Cause" shall mean:

                                     (i) the  willful and  continued  failure by
Employee to perform his duties hereunder (other than any failure resulting from Employee's incapacity due to physical or mental illness) after demand for substantial performance is delivered by Employer, which demand specifically identifies the manner in which Employee has not substantially performed his duties;

                                     (ii) the willful and intentional act by the
Employee that is, in the reasonable determination of the Employer, materially injurious to the Employer, monetarily or otherwise;

                                     (iii) the breach by the Employee of any
material covenant of this
Agreement; or

                                     (iv) the  conviction  of the  Employee of a
crime involving an act of moral turpitude or which is a felony resulting in or intended to result, directly or indirectly, in gain or personal enrichment of the Employee, relations of the Employee, or their affiliates at the expense of the Employer.

                  For purposes of this Section 10, no act, or failure to act, on Employee's part shall be considered willful unless done, or omitted to be done, by him not in good faith and without the reasonable belief that his action(s) or omission(s) was in the best interests of the Employer. Furthermore, no termination of Employee's employment shall be effective until Notice of Termination is given to Employee by Employer.

         11. Termination by Employee. Employee may terminate his employment hereunder upon thirty (30) days' written notice to Employer for any reason. If Employee terminates his employment hereunder subsequent to a Change in Control (as hereinafter defined) and such termination is made for any of the reasons listed below, then such termination shall be deemed to have been done for good reason ("Good Reason").

                  Reasons constituting Good Reason shall be limited to:

                            (A) any breach by Employer of any material provision
of this Agreement which has not been cured within ten (10) days after written notice of such non-compliance is given by Employee to Employer;

                            (B) any demonstrable and material  diminution of the
compensation, duties, responsibilities, authority or powers of Employee as such relate to any positions or offices held by Employee immediately prior to such Change in Control; provided that Employee provides a reasonable description of any such diminution(s) and a statement that Employee finds, in good faith, that the acts or omissions to act causing such diminution in duties, responsibilities, authority or powers to be a material diminution and that, as such, he elects to terminate his employment hereunder for Good Reason;

                            (C) the taking of, or failure to take, any action by
Employer which would deprive Employee of any material fringe benefit enjoyed at the time of such Change in Control or the failure of Employer to include Employee in any Employee Benefit Plan or Incentive Compensation Plan for which Employee is properly eligible including the failure to pay Employee the amount, if any, determined in good faith to be due and owing Employee pursuant to any such Employee Benefit Plan or Incentive Compensation Plan; or

                            (D) any  requirement  by the Employer  that Employee
relocate his primary business office to a geographical  area greater than twenty
(20) miles from Employer's principal executive offices as existing immediately prior to the applicable Change in Control or, if Employee is based in an office other than Employer's principal executive office, the office of Employer where Employee is based immediately prior to the most recent Change in Control.

                  For purposes of this Agreement, a "Change in Control" shall mean an event or series of events which would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended; provided that the following events shall be deemed a Change in Control whether or not reportable as a Change in Control pursuant to Regulation 14A of the Exchange
Act:

                                        (i) any  "person"  (as such term is used
in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof (a "Person")) acquiring "beneficial ownership" (as defined in Rule 13D-3 under the Exchange Act, as in effect on the date hereof ("Beneficial Ownership")) of securities of the Employer representing 36% or more of the combined voting power of the Employer's then outstanding securities;

                                        (ii)  any  Person,  who  does  not  have
Beneficial Ownership of securities of the Employer representing 5% or more of the combined voting power of the outstanding securities of the Employer on the date hereof, acquiring Beneficial Ownership of more than 15% of the combined voting power of the securities of the Employer then outstanding; or

                                        (iii)  a   change   in  the   Board   of
Directors, which change is the result of a proxy solicitation(s) or other action(s) to influence voting at a shareholders' meeting of the Company (other than by voting one's own stock) by a Person or group of Persons who has Beneficial Ownership of 5% or more of the combined voting power of the securities of the Employer and which causes the Continuing Directors to cease to be a majority of the Board of Directors of the Employer; provided, however, that none of the foregoing events shall be deemed to be a Change in Control if the event(s) or election(s) causing such change shall have been approved specifically for purposes of this Agreement by the affirmative vote of at least a majority of the members of the Continuing Directors.

                  For purposes of this Agreement, "Continuing Directors" shall mean a member of the Board of Directors who (i) is a member of the Board of Directors on the date hereof, or (ii) who subsequently becomes a member of the Board of Directors and who either (x) is appointed or recommended for election with the affirmative vote of a majority of the Directors then in office who are Directors on the date hereof, or (y) is appointed or recommended for election with the affirmative vote of a majority of the Directors then in office who are described in subsections (i) and (ii)(x) above, as applicable.

         12.      Compensation Upon Termination or During Disability.

                  12.1 During any period that Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, Employee shall continue to receive his full Base Salary at the rate then in effect for such period until his employment is terminated pursuant to Section 10 hereof.

                  12.2 If Employee's employment is terminated by his death, Employer shall pay to Employee's spouse, or if Employee leaves no spouse, to his estate, commencing on the next succeeding day which is the last day of the month, and monthly thereafter on the last day of each month, until a total of three payments have been made, an amount equal to one twelfth of the Base Salary in effect immediately prior to such termination.

                  12.3 If Employee's employment shall be terminated for Cause, the Employer shall pay Employee his full Base Salary through the date of such termination at the rate in effect at the time Notice of Termination is given and the Employer shall have no further obligations to the Employee under this Agreement.

                  12.4 If (A) Employer shall terminate the Employee's employment hereunder other than as permitted hereby or (B) the Employee shall terminate his employment for Good Reason, then Employer shall pay Employee in cash or by cashier's check within five (5) business days of such termination as Employee's sole remedy for such termination the sum of (1) Employee's Base Salary or, if greater, the base compensation rate in effect immediately prior to such termination, multiplied by a number equal to the number of years in the Original Term, (2) an amount equal to the greater of the amount paid and/or payable to Employee or accrued by the Employer for Employee pursuant to all applicable Incentive Compensation Plans (i) for the fiscal year of the Employer prior to the fiscal year of any Change in Control or (ii) for the immediately preceding fiscal year of the Employer (even though in either (i) or (ii) payable in the next succeeding fiscal year(s) of Employer), multiplied by a number equal to the number of years in the Original Term, and (3) all cash amounts due pursuant to
Section 5 hereof. The receipt of such payments shall constitute the sole remedy of Employee for such termination and the making of such payments shall constitute full performance by Employer under this Agreement. For purpose of this Section 12.4 only, the Original Term, if greater than 2.99 years, shall be
2.99 years.

                  12.5 If the Employee shall terminate his employment pursuant to Section 11 hereof for any reason other than Good Reason, Employer shall pay Employee his full Base Salary through the date of such termination at the rate in effect at the time Notice of Termination is given.

                  12.6 If Employee's  employment shall be terminated pursuant to
Section 10.1 (C) then Employer shall pay Employee and provide benefits to Employee pursuant to the standard policy of Employer.

                  12.7 The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

         13. Stock Options. In the event Employee's employment with Employer is terminated pursuant to Section 11 for Good Reason, any and all options to purchase stock (common or otherwise) in the Employer granted pursuant to any plan or otherwise, or any equivalent or similar rights which appreciate or tend to appreciate as the value of the Employer's stock appreciates, shall become immediately accelerated and fully vested and any restrictions on such options or equivalent or similar rights shall, to the extent permissible under applicable securities laws, fully lapse. Employer shall endeavor to cause any restrictions on such options or equivalent or similar rights not lapsed by operation of this
Section 13 to so lapse.

         14.  Covenant  not  to  Compete.  Employee,  in  consideration  of  the compensation and other benefits to be received by him pursuant to this Agreement, expressly agrees that he will not, within a radius of fifty (50) miles from any place of business of the Employer, engage directly or indirectly, as employee, principal, agent, partner, director or independent contractor or otherwise in any business which is competitive to that of the Employer for a period equal to the Original Term after he ceases to be employed by the Employer.

         15.  Non-solicitation.  Except in the case of a termination pursuant to
Section 11 for Good Reason, for a period equal to the Original Term following termination of this Agreement, Employee shall not directly or indirectly solicit any of Employer's customers existing as of the date of termination. If Employee violates this Section 15, Section 14 or the confidentiality provisions of
Section 7, and continues to do so after Employer has notified Employee of such violation, Employer shall have the right to seek equitable restraint of Employee from such activities in contravention of the provisions of this Agreement, including seeking and obtaining a temporary restraining order and/or injunction against Employee; provided that Employer demonstrates that Employee's solicitations result in direct financial detriment to Employer.

         16. Arbitration. Except as provided in Section 15, if a dispute arises between Employer and Employee concerning termination of this Agreement under
Section 10 or 11 above or otherwise, the disputed matter shall be submitted to arbitration.

                  Any disputed matter shall be settled by arbitration in the City of San Francisco, California in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules"). Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve the disputed matter. The arbitrators shall apply the law of the State of California in making any determination hereunder. Notwithstanding anything to the contrary which may now or hereafter be contained in the AAA Rules, the parties agree any such arbitration shall be conducted before a panel of three arbitrators who shall be compensated for their services at a rate to be determined by the American Arbitration Association in the event the parties are not able to agree upon their rate of compensation. Each party shall have the right to appoint one arbitrator (to be appointed within twenty days of the notice of a dispute to be resolved by arbitration hereunder) and the two arbitrators so chosen shall mutually agree upon the selection of the third, impartial arbitrator. The majority decision of the arbitrators will be final and conclusive upon the parties hereto.

         17. Taxes. Notwithstanding anything herein to the contrary, Employer shall not be obligated to pay any portion of any amount otherwise payable to Employee hereunder if Employer is not reasonably able to deduct such portion (the "Excess Amount") solely by operation of Section 280G (or such other provision(s) as may from time to time be enacted governing the deductibility of so- called "Golden Parachute Payments") of the Internal Revenue Code of 1986, as amended (the "Code"). Employer shall be deemed able to reasonably deduct such Excess Amount; and all amounts accruing hereunder, including the Excess Amount, shall be paid Employee in the event Employee delivers to Employer an opinion of an attorney that is reasonably acceptable to Employer stating such Excess Amount is reasonably deductible by Employer by operation of Section 280G (or such other provisions as may from time to time be enacted governing the deductibility of so-called "Golden Parachute Payments") of the Code.

         18.      Miscellaneous.

                  18.1 Written notices required by this Agreement shall be sent to Employer or Employee by certified mail, with a return receipt requested, to Employer's registered address and to Employee's last shown address on Employer's records, respectively. Such notice shall be deemed to be delivered two days after mailing.

                  18.2   This   Agreement   contains   the  full  and   complete
understanding of the parties and supersedes all prior representations, promises, agreements, and warranties, whether oral or written.

                  18.3 This Agreement shall be governed by and interpreted according to the laws of the State of California.

                  18.4 With respect to Employer, this Agreement shall inure to the benefit of and be binding upon any successors or assigns of Employer. With respect to Employee, this Agreement shall not be assignable, but shall inure to the benefit of and be binding upon the heirs, executors, administrators, and successors of Employee.

                  18.5 The captions of the various sections of this Agreement are inserted only for convenience and shall not be considered in construing this Agreement.

                  18.6 This Agreement can be modified, amended or any of its terms waived only by a writing signed by both parties.

                  18.7 If any provision of this Agreement shall be held invalid, illegal or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect and the invalid, illegal or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality or unenforceability in accordance with the applicable law at that time.

                  18.8 Without limiting the provisions of Section 16, if either party institutes arbitration proceedings pursuant to Section 16 or an action to enforce the terms of this Agreement, the prevailing party in such proceeding or action shall be entitled to recover reasonable attorneys' fees, costs and expenses.

                  18.9 No remedy made available to Employer by any of the provisions of this Agreement is intended to be exclusive of any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies existing at law, in equity, by statute or otherwise.

                  18.10 This Agreement supercedes any prior Employment Agreement which may be in effect between Employer and Employee, and any such prior agreement is hereby terminated.

                  IN WITNESS WHEREOF, this Agreement has been executed on the day and year specified above.


                                 EMPLOYER:

                                 PLM INTERNATIONAL, INC.


                                 By:  /s/ Robert N. Tidball

                                 Its: President

ATTEST:
/s/ John J. Brogan


                                 EMPLOYEE:

                                 /s/ Douglas P. Goodrich

ATTEST:
/s/ John J. Brogan